UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 26, 2017

Differential Brands Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

1231 South Gerhart Avenue, Commerce, California	90022
(Address of Principal Executive Offices)	(Zip Code)

(323) 890-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

On January 26, 2017, Mr. Hamish Sandhu informed the Board of Directors (the “Board”) of Differential Brands Group Inc. (the “Company”) of his decision to resign from his role as Chief Financial Officer of the Company, effective on January 30, 2017.  Mr. Sandhu will remain an employee of the Company to assist with transition matters.  The Company intends to enter into a separation and release agreement with Mr. Sandhu pursuant to his employment agreement.

On January 26, 2017, the Board appointed Mr. Bob Ross as the Company’s Chief Financial Officer, effective January 30, 2017.  Prior to his appointment, Mr. Ross, age 48, served as Chief Financial Officer of Nasty Gal, Inc. since October 2013.  Prior to that, he held the Chief Financial Officer position at Ideeli Inc. from April 2010 to January 2013.  Mr. Ross also held various financial and operational executive roles at Urban Outfitters from October 1997 to December 2009.  Mr. Ross holds a bachelor’s degree in accounting from Drexel University and is a Certified Public Accountant.

In connection with Mr. Ross’ appointment, the Company and Mr. Ross entered into an employment agreement dated January 30, 2017 (the “Employment Agreement”).  The term of the Employment Agreement commences on January 30, 2017 and, unless terminated earlier in accordance with its terms, will expire on December 31, 2019.  Mr. Ross will receive a minimum base salary of $385,000 for 2017 and a minimum base salary of $400,000 per annum for 2018 and 2019 and will be eligible to receive an annual bonus.  In addition, Mr. Ross will receive a restricted stock unit award of 200,000 shares of the Company’s common stock (the “Restricted Stock Unit Award”) under the Company’s 2016 Stock Incentive Compensation Plan, which was filed as Exhibit 10.1 to Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2016.  The Restricted Stock Unit Award will vest in equal installments on January 1, 2018, 2019 and 2020.  The description of the Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no understandings or arrangements between Mr. Ross and any other person to which Mr. Ross was appointed to serve as the Company’s Chief Financial Officer. Mr. Ross does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01Regulation FD Disclosure.

A copy of the press release issued by the Company on January 26, 2017 disclosing the personnel change described in this Current Report on Form 8-K is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

10.1
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement by and between Differential Brands Group Inc. and Bob Ross, dated January 30, 2017.

99.1	Press release, dated January 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIFFERENTIAL BRANDS GROUP INC.

Date: January 31, 2017	By:	/s/ Michael Buckley
Michael Buckley
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Differential Brands Group Inc. and Bob Ross, dated January 30, 2017.

99.1	Press release, dated January 26, 2017.